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                                                                    Exhibit 11.1

                          Tuesday Morning Corporation
                      Ratio of Earnings to Fixed Charges

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

                                                                                                Pro Forma
                                                                                              Twelve Months
                                                   Year Ended December 31                         Ended
                                  --------------------------------------------------------     December 31
                                   1992      1993      1994      1995      1996      1997         1997
                                  ------    -------   ------    ------    ------    ------    -------------
Earnings                          10,215    (2,572)    4,016     7,264    18,508      (318)       6,934
                                  -------------------------------------------------------------------------
Interest on debt                     771     1,689     2,289     3,063     2,589     3,190       25,331
Interest on capitalized leases                           169       267       178        82           82
Interest on operating leases       2,803     3,564     3,927     4,192     4,656     5,798        5,798
                                  -------------------------------------------------------------------------
Total                              3,574     5,253     6,385     7,522     7,423     9,070       31,211
                                  -------------------------------------------------------------------------
Total available gross income      13,789     2,681    10,401    14,786    25,931     8,752       38,145
                                  =========================================================================
                                  -------------------------------------------------------------------------
Ratio                             |  3.9       0.5       1.6       2.0       3.5       1.0          1.2   |
                                  -------------------------------------------------------------------------

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